EXHIBIT 99.1





                                  CERTIFICATION

     I, Joe E. Corvin, President and Chief Executive Officer of Oregon Steel Mills, Inc., certify that, to the best of my knowledge, the Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q for the quarterly period ended March 31, fairly presents, in all material respects, the financial condition and results of operations of Oregon Steel Mills, Inc.

     This Certification is not being "filed" as part of the Form 10-Q for the quarterly period ended March 31, 2003.


     /s/ Joe E. Corvin
     -------------------------------
     Joe E. Corvin
     President and Chief Executive Officer